EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John W. Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin H. Singer Martin H. Singer	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	August 13, 2014

/s/ John W. Schoen John W. Schoen	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2014

/s/ Carolyn Dolezal Carolyn Dolezal	Director	August 13, 2014

/s/ Brian J. Jackman Brian J. Jackman	Director	August 13, 2014

/s/ Steven D. Levy Steven D. Levy	Director	August 13, 2014

/s/ Giacomo Marini Giacomo Marini	Director	August 13, 2014

/s/ Cindy Andreotti Cindy Andreotti	Director	August 12, 2014

/s/ Carl A. Thomsen Carl A. Thomsen	Director	August 12, 2014